EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Quarterly Report of EXCO Resources, Inc. (the “Company”) on Form 10-Q/A and the Quarterly Report on Form 10-Q originally filed May 15, 2003 (collectively, the “Report”) for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission, I, Douglas H. Miller, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DOUGLAS H. MILLER
Douglas H. Miller
Chairman of the Board and Chief Executive Officer

Dated: June 30, 2003

A signed original of this written statement required by Section 906 has been provided to EXCO Resources, Inc. and will be retained by EXCO Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.